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                                 EXHIBIT (6)(d)

Form of Investment Sub-Advisory Agreement between Union Bank of California, NA., and Tokyo-Mitsubishi Asset Management (UK) Ltd.



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                                                                   EXHIBIT 6(d)


                        INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT executed as of April , 1997 by and between UNION BANK OF CALIFORNIA, N.A. (the "Advisor"), and TOKYO-MITSUBISHI ASSET MANAGEMENT (UK), LTD. (the "SubAdvisor"), a subsidiary of Bank of Tokyo, Ltd.

WHEREAS, Advisor is the investment manager for The HighMark Group (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, Advisor desires to retain SubAdvisor as its agent to furnish investment advisory services for the Trust's International Equity investment portfolio (the "Fund").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. Advisor hereby appoints SubAdvisor to provide certain sub-investment advisory services to the Fund for the period and on the terms set forth in this Agreement. SubAdvisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Delivery of Documents. Advisor has furnished or will furnish SubAdvisor with copies properly certified or authenticated of each of the following:

         (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on March 10, 1987, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

         (b) the Trust's By-Laws and amendments thereto;

         (c) resolutions of the Trust's Board of Trustees authorizing the appointment of SubAdvisor and approving this Agreement;

         (d) the Trust's Notification of Registration of Form N-8A under the Investment Company Act of 1940 (the "1940 Act") as filed with the
         Securities and Exchange Commission (the "SEC") on [           ] and all
         amendments thereto;

         (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-12608) and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to
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         the Funds;

         (f) the Trust's most recent prospectuses and Statement of Additional Information for the Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus"); and

         (g) such other materials and documents as SubAdvisor shall reasonably request.

Advisor will furnish SubAdvisor from time to time with copies of all amendments of or supplements to the foregoing.

3. Management. Subject always to the supervision of the Trust's Board of Trustees and Advisor, SubAdvisor will furnish an investment program in respect of, and make investment decisions for the assets of the Fund entrusted to it hereunder and place all orders for the purchase and sale of securities, all on behalf of the Fund. In the performance of its duties, SubAdvisor will satisfy its fiduciary duties to the Fund (as set forth in Section 8 below), and will monitor the Fund investments, and will comply with the provisions of the Trust's Declaration of Trust and By-Laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. SubAdvisor and Advisor will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. SubAdvisor shall also make itself reasonably available to the Board of Trustees at such times as the Board of Trustees shall request.

SubAdvisor represents and warrants that it is in compliance with all applicable Rules and Regulations of the SEC pertaining to its investment advisory activities and agrees that it:

         (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

         (b) will maintain registration with the SEC as an investment adviser under the Investment Advisers Act of 1940 and will conform with all applicable Rules and Regulations of the SEC pertaining to its investment advisory activities;

         (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In providing the Funds with investment supervision, the SubAdvisor will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the SubAdvisor may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the SubAdvisor's other clients may be a party. it is understood that it is desirable for the Fund that the SubAdvisor have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient


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         execution. Therefore, the SubAdvisor is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to such guidelines as shall be established by the Advisor and reviewed by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the SubAdvisor in connection with the SubAdvisor's services to other clients.

                  On occasions when the SubAdvisor deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the SubAdvisor, the SubAdvisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the SubAdvisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients. In no instance will portfolio securities be purchased from or sold to Advisor, SubAdvisor, SEI Financial Services Company or any affiliated person of either the Trust, Advisor, SEI Financial Services Company or SubAdvisor that Advisor has identified to the SubAdvisor in writing, except as may be permitted under the 1940 Act;

         (d) will report regularly to Advisor and will make appropriate persons available for the purpose of reviewing at reasonable times with representatives of Advisor and the Board of Trustees the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, the performance of the Fund in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Advisor;

         (e) will maintain books and records with respect to the Trust's securities transactions required by subparagraphs (b)(5), (6), (7),
         (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and will furnish Advisor and the Trust's Board of Trustees such periodic and


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         special reports as the Board of Trustees may request;

         (f) will act upon instructions form Advisor not inconsistent with the fiduciary duties hereunder; and

         (g) will treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the SubAdvisor, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where SubAdvisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

SubAdvisor shall have the right to execute and deliver, or cause its nominee to execute and deliver, all proxies and notices of meetings and other notices affecting or relating to the securities of the Fund.

4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, SubAdvisor hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. SubAdvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. SubAdvisor may delegate its responsibilities under this Section to affiliates that perform custody and/or fund accounting services for the Fund, which delegation shall not, however, relieve the SubAdvisor of its responsibilities under this paragraph 4.

5. Expenses. During the terms of this Agreement, SubAdvisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Advisor will pay the SubAdvisor, and the SubAdvisor agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with Schedule A hereto. The fee will be calculated based on the average monthly market value of the assets under the Sub-Advisor's management and will be paid to the Sub-Advisor monthly. From time to time, SubAdvisor may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.


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7. Services to Others. Advisor understands, and has advised the Trust's Board of
Trustees, that SubAdvisor now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment advisor, sub-investment adviser, and/or administrator to other investment companies. Advisor has no objection to SubAdvisor's acts in such capacities, as long as such services do not impair the services rendered to Advisor or the Trust. Advisor recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, Advisor understands, and has advised the Trust's Board of Trustees, that the persons employed by SubAdvisor to assist in SubAdvisor's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of SubAdvisor or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8. Limitation of Liability. The SubAdvisor shall not be liable for any error or judgment or for any loss suffered by the Fund or Advisor in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b) (3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the SubAdvisor's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions or applicable state law which cannot be waived or modified hereby.

9. Indemnification. Advisor and SubAdvisor each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

10. Duration of Termination. This Agreement will become effective as of the date hereof, provided that it has been approved by vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for one year.

Thereafter, if not terminated, this Agreement will continue in effect for the Funds for successive periods of 12 months, each ending on the day preceding the anniversary of the Agreement's effective date of each year, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, SubAdvisor, or Advisor, cast in person at a meeting called for the


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purpose of voting on such approval, and (b) by the vote of a majority of the
Trust's Board of Trustees or by the vote of majority of all votes attributable to the outstanding Shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Funds at any time, without the payment of any penalty, on sixty (60) day's written notice by Advisor or by SubAdvisor. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. SubAdvisor Information. During the terms of this Agreement, Advisor agrees to furnish the SubAdvisor at SubAdvisor's principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Fund, the Trust or the public that refer to the SubAdvisor or its clients in any way prior to use thereof and not to use material if the SubAdvisor reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The SubAdvisor's right to object to such materials is limited to the portions of such materials that expressly relate to the SubAdvisor, its services and its clients. The Advisor agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the SubAdvisor or its clients in any way are consistent with those materials previously approved by the SubAdvisor as referenced in the first sentence of this paragraph. Sales literature may be furnished to the SubAdvisor by first-class or overnight mail, facsimile transmission equipment or hand delivery.

13. Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

14. Notices. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

To Advisor at:

         Union Bank of California, N.A.
         530 "B" Street
         San Diego, CA  92101

         Attention:  Clark Gates, Senior Vice President


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To the SubAdvisor at:

         Tokyo-Mitsubishi Asset Management (UK), Ltd.
         12-15 Finsbury Circus
         London, EC2M 7BT
         England

         Attention:  James Wignall, Company Secretary

To the Trust or the Fund at:

         The HighMark Group
         1 Freedom Valley Road
         Oaks, Pennsylvania  19456

         Attention:  Legal Department

15. Change of Law. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. if any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the Commonwealth of Massachusetts.


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The name "The HighMark Group" and "Trustees of the The HighMark Group" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under, the Declaration of the Trust, to which reference is hereby made and copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The HighMark Group" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Funds must look solely to the assets of the Trust belonging to such Funds for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officer designated below as of the day and year first above written.


                              UNION BANK OF CALIFORNIA, N.A.


                              By:_________________________________


                              Name:_______________________________


                              Title:________________________________


                              TOKYO-MITSUBISHI ASSET MANAGEMENT (UK),
                              LTD.


                              By:_________________________________


                              Name:_______________________________



                              Title:________________________________



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                                   SCHEDULE A




               HIGHMARK INTERNATIONAL EQUITY FUND
               Advisory Fee:          95 b.p.  (will waive 20 b.p.)
               Subadvisory Fee:  30 b.p.


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                                   SCHEDULE B
                        SUBADVISOR PERFORMANCE STANDARDS



         1. Outperform the Morgan Stanley Capital International (MSCI) European Index.


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